Exhibit 99.B(d)(1)(vi)

May 15, 2017

Mr. Todd Modic

Senior Vice President

Voya Investments, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated November 18, 2014, as amended and restated on May 1, 2015, as amended, between Voya Mutual Funds (“VMF”) and Voya Investments, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to Voya CBRE Global Infrastructure Fund and Voya CBRE Long/Short Fund (together, the “Funds”), each a newly established series of VMF, effective on May 15, 2017, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to Amended Schedule A of the Agreement.  The Amended Schedule A, which indicates the annual investment management fees for the Funds, is attached hereto.

Please signify your acceptance to act as Manager to the aforementioned Funds under the Agreement with respect to the Funds by signing below where indicated.

Very sincerely,

By:	/s/Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Mutual Funds

ACCEPTED AND AGREED TO:

Voya Investments, LLC

By:	/s/Todd Modic
Name:	Todd Modic
Title:	Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA MUTUAL FUNDS

and

VOYA INVESTMENTS LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
Voya CBRE Global Infrastructure Fund	May 15, 2017	1.000% on all assets
Voya CBRE Long/Short Fund	May 15, 2017	1.350% on all assets
Voya Diversified Emerging Markets Debt Fund	May 1, 2015	0.800% on all assets
Voya Diversified International Fund	May 1, 2015	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.100% on assets
Voya Emerging Markets Equity Dividend Fund	May 1, 2015	1.100% on the first $100 million of assets; 1.000% on the next $150 million of assets; and 0.900% thereafter
Voya Global Bond Fund	May 1, 2015	0.500% on all assets
Voya Global Corporate Leaders® 100 Fund	December 5, 2016	0.500% on all assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2015.

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
Voya Global Equity Dividend Fund	May 1, 2015	0.800% on the first $500 million of assets; 0.780% on the next $500 million of assets; and 0.760% thereafter
Voya Global Equity Fund (formerly, Voya Global Value Advantage Fund)	Close of business on May 22, 2015	0.950% on the first $500 million of assets; 0.900% on the next $500 million of assets; and 0.825% thereafter
Voya Global High Dividend Low Volatility Fund	December 5, 2016	0.500% on all assets
Voya Global Perspectives® Fund	May 1, 2015	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Global Real Estate Fund	May 1, 2015	0.900% of the first $250 million of assets; 0.875% of the next $250 million of assets; and 0.800% thereafter
Voya International Real Estate Fund	May 1, 2015	1.100% on the first $250 million of assets; 1.000% on the next $250 million of assets; and 0.900% thereafter
Voya Multi-Manager Emerging Markets Equity Fund	May 1, 2015	1.100% on all assets
Voya Multi-Manager International Equity Fund	May 1, 2015	0.850% on all assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” defined in Item 17 of Form N-1A, as it was in effect on May 1, 2015.

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
Voya Multi-Manager International Factors Fund (formerly, Voya International Core Fund)	Close of business on January 20, 2017	0.650% on all assets
Voya Multi-Manager International Small Cap Fund	May 1, 2015	1.100% of the first $500 million of assets; 1.000% of the next $500 million of assets; and 0.950% thereafter
Voya Russia Fund	May 1, 2015	1.350% on all assets